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                     [MORRISON & FOERSTER LLP LETTERHEAD]

                                                                  EXHIBIT 99.B10


                               January 29, 1998


Life & Annuity Trust
111 Center Street
Little Rock, Arkansas  72201

       Re:  Shares of Common Stock of
            Life & Annuity Trust
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Ladies/Gentlemen:


       We refer to Post-Effective Amendment No. 5 and Amendment No. 7 to the Registration Statement on Form N-1A (SEC File Nos. 33-70988 and 811-8118) (the "Registration Statement") of Life & Annuity Trust (the "Trust") relating to the registration of an indefinite number of shares of common stock of the Equity Value and Strategic Growth Funds (the "Shares").

       We have been requested by the Trust to furnish this opinion as Exhibit 10 to the Registration Statement.

       We have examined documents relating to the organization of the Trust and its series and the authorization and issuance of shares of its series.

       Based upon and subject to the foregoing, we are of the opinion that:


       The issuance of the Shares by the Trust, upon completion of such corporate action as is deemed necessary or appropriate, will be duly and validly authorized by such corporate action, and assuming delivery by sale or in accord with the Funds' dividend reinvestment plan, in accordance with the description set forth in the Funds' current prospectus, under the Securities Act of 1933, as amended, the Shares will be legally issued, fully paid and nonassessable by the Trust.
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       We consent to the inclusion of this opinion as an exhibit to the
Registration Statement.

       In addition, we hereby consent to the use of our name and to the reference to the description of advice rendered by our firm under the heading "Management of the Funds" in the Prospectus, which is included as part of the Registration Statement.


                             Very truly yours,

                             /s/ MORRISON & FOERSTER LLP

                             MORRISON & FOERSTER LLP